UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2014

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                        Material Modification to Rights of Security Holders.

EnLink Midstream, LLC (the “Registrant”) indirectly owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in EnLink Midstream Partners, LP (the “Partnership”).

On March 31, 2014, the Partnership and its wholly-owned subsidiary, EnLink Midstream Finance Corporation, delivered an officers’ certificate to Wells Fargo Bank, National Association (the “Trustee”), the trustee of the indenture (the “Indenture”) governing the Partnership’s 7.125% Senior Notes due 2022 (the “2022 Notes”), notifying the Trustee of the occurrence of a covenant termination event under the Indenture.  Accordingly, effective as of March 31, 2014, certain of the restrictive covenants and event of default provisions in the Indenture were eliminated, including, but not limited to, covenants that limited the Partnership’s ability and the ability of its restricted subsidiaries to (i) incur or guarantee additional indebtedness or issue certain preferred stock, (ii) pay dividends on its equity interests or redeem, repurchase or retire its equity interests or subordinated indebtedness, (iii) make investments, (iv) transfer or sell assets, (v) enter into agreements that restrict dividends or other payments from the Partnership’s restricted subsidiaries to the Partnership and (vi) engage in transactions with affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 31, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer